                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Under Section 240.14a-12

                          General Motors Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                Explanatory Note

     The following pages contain (i) an excerpt from the Registrant's Restated Certificate of Incorporation, as amended, and (ii) an excerpt from the Registrant's Registration Statement on Form S-4 (Registration No. 333-30826) relating to the Registrant's recently completed exchange offer of shares of its Class H Common Stock, par value $0.10 per share, for shares of its Common Stock, par value $1-2/3 per share. These materials are being distributed by the Registrant, commencing on June 1, 2000, to certain persons who either own, have the power to vote or may advise owners or persons with the power to vote GM common stock in order to solicit votes in favor of the adoption of an amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of Class H Common Stock at its 2000 annual meeting of stockholders.

                           GENERAL MOTORS CORPORATION


                           _________________________

                                    RESTATED
                          CERTIFICATE OF INCORPORATION



                                   AS AMENDED
                                 June 24, 1999


the Board of Directors shall be subtracted from or added to the amount available for the payment of dividends on Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

     (2) Dividends on Class H Common Stock.

     Dividends on the Class H Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available for the payment of dividends reduced by an amount equal to the sum of (A) the amount determined by the GM Board to be available for the payment of dividends on the Common Stock as of the Hughes Transactions Date plus the paid in surplus attributable to shares of Common Stock issued after the Hughes Transactions Date; and (B) the earned surplus of the Corporation earned since the Hughes Transactions Date exclusive of that portion of such earned surplus attributable to the Available Separate Consolidated Net Income of Hughes earned since the Hughes Transactions Date. Dividends declared and paid with respect to shares of Class H Common Stock and any adjustments to capital or surplus resulting from either (i) the repurchase or issuance of any shares of Class H Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amount available for the payment of dividends on Class H Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class H Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

     (3) Discrimination Between Common Stock and Class H Common Stock.

     The Board of Directors, subject to the provisions of subparagraphs (a)(1) and (a)(2), may, in its sole discretion, declare dividends payable exclusively to the holders of Common Stock, exclusively to the holders of Class H Common Stock or to the holders of both such classes in equal or unequal amounts, notwithstanding the respective amounts available for dividends to each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor.

     (4) Available Separate Consolidated Net Income of Hughes.

     The "Available Separate Consolidated Net Income of Hughes" shall mean the separate net income of Hughes Electronics Corporation, its subsidiaries and successors after the Hughes Transactions Date ("Hughes") on a consolidated basis, determined in accordance with generally accepted accounting principles, without giving effect to any adjustment which would result from accounting for the acquisition of Hughes Aircraft Company by the Corporation using the purchase method, calculated for each quarterly accounting period and multiplied by a fraction, the numerator of which shall be the weighted average number of shares of Class H Common Stock outstanding during such accounting period and the denominator of which shall initially be 399,914,626; provided, that such fraction shall in no event be greater than one. The denominator of the foregoing fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors of the Corporation (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Class H Common Stock and stock dividends payable in shares of Class H Common Stock to holders of Class H Common Stock, (ii) to reflect the fair market value of contributions of cash or property by the Corporation to Hughes or of cash or property of the Corporation to, or for the benefit of, employees of Hughes in connection with employee benefit plans or arrangements of the Corporation or any of its subsidiaries, (iii) to reflect the number of shares of capital stock of the Corporation contributed to, or for the benefit of, employees of Hughes in connection with benefit plans or arrangements of the Corporation or any of its subsidiaries, (iv) to reflect payments by Hughes to the Corporation of amounts applied to the repurchase by the Corporation of shares of Class H Common Stock, and (v) to reflect the number of shares of Class H Common Stock repurchased by Hughes and no longer outstanding; provided, that in the case of adjustments pursuant to clause (iv) or clause (v) above, adjustments shall be made only to the extent that the Board of Directors of the Corporation, in its sole discretion, shall have approved such repurchase of shares by the Corporation or Hughes and, in the case of clause (iv) above, shall declare such payments by Hughes to be applied to such repurchase. Any changes in the numerator or denominator of the foregoing fraction occurring after the end of a quarterly accounting period shall not result in an adjustment to the Available Separate Consolidated Net Income of Hughes for such quarterly accounting period or any prior period. For all purposes, determination of the Available Separate Consolidated Net Income of Hughes shall be in the sole discretion of the Board of Directors of the Corporation and shall be final and binding on all stockholders of the Corporation.

(b) Voting Rights.

     The holders of Common Stock and Class H Common Stock shall vote together as a single class on all matters; provided, however, that (i) the holders of Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Common Stock; (ii) the holders of Class H Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Class H Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class H Common Stock; and (iii) any increase in the number of authorized shares of Class H Common Stock shall be subject to approval by both (A) the holders of a majority of the shares of Common Stock and Class H Common Stock then outstanding, voting together as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class H Common Stock then outstanding, voting separately as a class. Subject to adjustment pursuant to paragraph (e) hereof, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the stock transfer books of the Corporation; and each holder of Class H Common Stock shall be entitled to the Class H Portion (as defined below) of a vote, in person or by proxy, for each share of Class H Common Stock standing in his name on the stock transfer books of the Corporation. For purposes of this paragraph (b) and paragraph (d) of Division I of this Article FOURTH, "Class H Portion" shall mean the greater of (x) 0.50 and (y) an amount, rounded to the nearest one-tenth, equal to (i) the average of the Closing Prices (as defined in subparagraph (c)(5)) of a share of Class H Common Stock during the period of twenty (20) consecutive trading days beginning on January 5, 1998 divided by (ii) the average of the Closing Prices of a share of Common Stock during such period.

(c) Exchangeability.

     (1) After December 31, 2002, the Board of Directors of the Corporation, in its sole discretion and by a majority vote of the directors then in office, may at any time effect a recapitalization of the Corporation by declaring that all of the outstanding shares of Class H Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock in accordance with the Exchange Rate (as defined in subparagraph (c)(4)).

     (2) In the event of the sale, transfer, assignment or other disposition by the Corporation of Substantially All of the Business of Hughes (as defined in subparagraph (c)(3)) to a person, entity or group of which the Corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise), effective upon the consummation of such sale, transfer, assignment or other disposition and automatically without any action on the part of the Corporation or its Board of Directors or on the part of the holders of shares of Class H Common Stock, the Corporation shall be recapitalized and all outstanding shares of Class H Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock at the Exchange Rate.

     (3) For purposes of subparagraph (c)(2) of this subparagraph (c) of Division I of this Article FOURTH, the term "Substantially All of the Business of Hughes" shall mean 80% or more of the business of Hughes, based on the fair market value of the assets, both tangible and intangible, of Hughes as of the time that the proposed transaction is approved by the Board of Directors of the Corporation.

     (4) For purposes of this paragraph (c) of Division I of this Article FOURTH, the term "Exchange Rate" applicable to the Class H Common Stock shall mean the number of shares of Common Stock for which each share of Class H Common Stock shall be exchangeable pursuant to subparagraphs (c)(1) and (c)(2), as the case may be, of this paragraph (c) determined as follows: Each share of Class H Common Stock shall be exchangeable for such number of shares of Common Stock (calculated to the nearest five decimal places) as is determined by dividing (A) the product resulting from multiplying (i) the Average Market Price Per Share (as defined in subparagraph
(c)(5)) of such Class H Common Stock by (ii) 1.2, by (B) the Average Market Price Per Share of Common Stock.

     (5) For purposes of this paragraph (c) of Division I of this Article FOURTH, the "Average Market Price Per Share" of Common Stock or Class H Common Stock, as the case may be, shall mean the average of the Closing Prices of a share of such Common Stock or Class H Common Stock for the fifteen (15) consecutive trading days ending one (1) trading day prior to either (A) in the case of an exchange pursuant to subparagraph (c)(1), the date the Exchange Notice (as defined in subparagraph (c)(8)) is mailed or (B) in the case of an exchange pursuant to subparagraph (c)(2), the date of the public announcement by the Corporation or one of its subsidiaries of the first to occur of the following: that the Corporation or one of its subsidiaries (1) has entered into an agreement in principle with respect to such transaction or (2) has entered into a definitive agreement with respect thereto. For purposes of this paragraph
(c) of Division I of this Article FOURTH, the "Closing Price" of a share of Common Stock or Class H Common Stock for each day shall mean the closing sales price therefor as reported in The Wall Street Journal or, if not reported therein, as reported in another newspaper of national circulation chosen by the Board of Directors of the Corporation or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way on the New York Stock Exchange, or if the Common Stock or Class H Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the largest principal national securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the last reported sale prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if such sale prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such bid and asked prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, an appraised market value furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or the Finance Committee of the Corporation for that purpose.

     (6) No fraction of a share of Common Stock shall be issued in connection with the exchange of shares of Class H Common Stock into Common Stock, but in lieu thereof, each holder of Class H Common Stock who would otherwise be entitled to a fractional interest of a share of Common Stock shall, upon surrender of such holder's certificate or certificates (if any) representing shares of Class H Common Stock, be entitled to receive a cash payment (without interest) (the "Fractional Payment") equal to the product resulting from multiplying (A) the fraction of a share of Common Stock to which such holder would otherwise have been entitled by (B) the Average Market Price Per Share of the Common Stock.

     (7) No adjustments in respect of dividends shall be made upon the exchange of any shares of Class H Common Stock; provided, however, that if the Exchange Date (as defined in subparagraph (c)(8)) with respect to Class H Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution notwithstanding the exchange of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

     (8) At such time or times as the Corporation exercises its right to cause all of the shares of Class H Common Stock to be exchanged for Common Stock in accordance with subparagraph (c)(1) of this paragraph (c) of Division I of this Article FOURTH and at such time as the Corporation causes the exchange of such Class H Common Stock for Common Stock as a result of a sale, transfer, assignment or other disposition of the type referred to in subparagraph (c)(2) of this paragraph (c), the Corporation shall give notice of such exchange to the holders of Class H Common Stock whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (the "Exchange Notice"), in the case of an exchange in accordance with subparagraph (c)(1) not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such exchange (the "Exchange Date"), and in the case of an exchange in accordance with subparagraph
(c)(2) as soon as practicable before or after the Exchange Date, in either case to their last addresses as they shall appear upon the Corporation's books. Each such Exchange Notice shall specify the Exchange Date and the Exchange Rate applicable to such exchange, and shall state that issuance of certificates representing, or other evidence of ownership of, Common Stock to be received upon exchange of shares of Class H Common Stock shall be, if such shares of Class H Common Stock are held in certificated form, upon surrender of certificates representing such shares of Class H Common Stock.

     (9) Before any holder of shares of Class H Common Stock who holds such shares in certificated form shall be entitled to receive certificates representing, or other evidence of ownership of, shares of Common Stock for which such shares of Class H Common Stock were exchanged, such holder shall surrender at such office as the Corporation shall specify certificates for such shares of Class H Common Stock duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation will, as soon as practicable after such surrender of any such certificates representing shares of Class H Common Stock, issue and deliver at the office of the transfer agent representing the Common Stock to the person for whose account such shares of Class H Common Stock were so surrendered, or to his nominee or nominees, certificates representing, or other evidence of ownership of, the number of whole shares of Common Stock to which such holder shall be entitled as aforesaid, together with the Fractional Payment, if any.

     (10) From and after the Exchange Date, all rights of a holder of shares of Class H Common Stock which were exchanged for shares of Common Stock shall cease except for the right to receive certificates representing, or other evidence of ownership of, shares of Common Stock together with a Fractional Payment, if any, as contemplated by subparagraphs (c)(6) and (c)(9) of this paragraph (c) and rights to dividends as provided in subparagraph (c)(7); provided, however, that no holder of a certificate which immediately prior to the Exchange Date represented shares of Class H Common Stock shall be entitled to receive any of the foregoing until surrender of such certificate. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date applicable to the Class H Common Stock, the Corporation shall, however, be entitled to treat the certificates for Class H Common Stock which have not yet been surrendered for exchange as evidencing the ownership of the number of whole shares of Common Stock for which the shares of Class H Common Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.

     (11) If any shares of Common Stock are to be issued in a name other than that in which the shares of Class H Common Stock exchanged therefor are registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of such shares of Common Stock in a name other than that of the record holder of the shares of Class H Common Stock exchanged therefor, or shall establish to the satisfaction of the Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary in this paragraph (c), the Corporation shall not be liable to a holder of shares of Class H Common Stock for any shares of Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (12) At such time as any Exchange Notice is delivered with respect to any shares of Class H Common Stock, or at the time of the Exchange Date, if earlier, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Class H Common Stock, such number of shares of Common Stock as shall be issuable upon the exchange of the number of shares of Class H Common Stock specified or to be specified in the Exchange Notice, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the outstanding shares of Class H Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

(d) Liquidation Rights.

     In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock and Preference Stock the full preferential amounts to which they are entitled, the holders of Common Stock and Class H Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders, on a per share basis in proportion to the respective per share liquidation units of such classes. Subject to adjustment pursuant to paragraph (e) hereof, each share of Common Stock and Class H Common Stock shall be entitled to liquidation units of one (1.0) and the Class H Portion, respectively.

(e) Subdivision or Combination.

     (1) If after the Hughes Transactions Date, the Corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or Class H Common Stock, or pay a stock dividend in shares of any class to holders of that class, the per share voting rights specified in paragraph (b) and the per share liquidation units specified in paragraph (d) of Class H Common Stock relative to Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting or liquidation rights of any class. Distribution by the Corporation of shares of any class of its common stock as a dividend on any other class of its common stock shall not require an adjustment pursuant to this paragraph (e)(1).

     (2) If after the Hughes Transactions Date, the Corporation shall distribute shares of Class H Common Stock as a dividend (the "Dividend") on Common Stock, then the per share liquidation rights of the classes of common stock set forth in paragraph (d) above, as they may have been previously adjusted, shall be adjusted so that:

          (A) each holder of shares of Class H Common Stock shall be entitled to, with respect to such holder's interest in such Class H Common Stock, the same percentage of the aggregate liquidation units of all shares of the Corporation's common stock immediately after the Dividend as such holder was entitled to with respect to such holder's interest in such Class H Common Stock immediately prior to the Dividend; and

          (B) each holder of shares of Common Stock shall be entitled to, with respect to such holder's interest in Common Stock and all shares of Class H Common Stock issued with respect to such holder's shares of Common Stock, the same percentage of the aggregate liquidation units of all shares of the Corporation's common stock immediately after the Dividend as such holder was entitled to with respect to such holder's interest in Common Stock immediately prior to the Dividend; provided, that any adjustment pursuant to this subparagraph (e)(2)(B) shall be made to the liquidation units of Common Stock.

     In no event will any adjustments be made pursuant to this subparagraph
(e)(2) if the adjustment called for herein would reduce the liquidation units of any class of common stock to less than zero.

     (3) The determination of any adjustment required under this paragraph (e) shall be made by the Corporation's Board of Directors; any such determination shall be binding and conclusive upon all holders of shares of all classes of the Corporation's common stock. Following any such determination, the Secretary of the Corporation shall maintain a record of any such adjustment.

DIVISION II:
PREFERRED STOCK.

     A statement of the relative rights of the holders of Preferred Stock and a statement of the limits of variation between each series of Preferred Stock as to rate of dividends and price of redemption and a statement of the voting powers and the designations, powers, privileges and rights, and the qualifications, limits or restrictions thereof of the various series thereof, except so far as the Board of Directors is expressly authorized to fix the same by resolution or resolutions for the various series of the Preferred Stock, are as follows:

     Preferred Stock of the Corporation may be issued in various series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, and all series shall rank equally and be identical in all respects except as to the dividend rate and the amount payable upon the exercise of the right to redeem.

     The dividend on the Preferred Stock of each series shall be such rate as may be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of the Preferred Stock of such series, and as shall be stated on the face or back of the certificates of stock therefor.

                          General Motors Corporation
                               Offer to Exchange
                     1.065 Shares of Class H Common Stock
                               for each share of
                         $1 2/3 Par Value Common Stock
                               ----------------
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MAY 19, 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED.
                               ----------------
General Motors will issue 1.065 shares of Class H common stock for each share of $1 2/3 par value common stock that is validly tendered and accepted by GM in the exchange offer. GM will accept up to 86,396,977 shares of $1 2/3 par value common stock in the aggregate and will issue up to a total of 92,012,781 shares of Class H common stock in the exchange offer. If more than 86,396,977 shares of $1 2/3 par value common stock are validly tendered, GM will accept shares for exchange on a pro rata basis as described in this document.
                               ----------------
The terms and conditions of the exchange offer are described in this document, which you should read carefully. None of GM, Hughes, the exchange agent, the information agent, the dealer manager or the marketing manager or any of their officers or directors makes any recommendation as to whether or not you should tender your shares of $1 2/3 par value common stock in the exchange offer. You must make your own decision after reading this document and consulting with your advisors based on your own financial position and requirements.
                               ----------------
This is an offering of Class H common stock in exchange for $1 2/3 par value common stock. Class H common stock is a "tracking stock" of GM designed to provide holders with financial returns based on the financial performance of Hughes, which is a wholly-owned subsidiary of GM. GM's Class H common stock is listed on the New York Stock Exchange under the symbol "GMH."

All persons holding $1 2/3 par value common stock are eligible to participate in the exchange offer if they tender their shares in a jurisdiction where the exchange offer is permitted under local law.
                               ----------------
Investing in the Class H common stock involves risks. See "Risk Factors" beginning on page 22.
                               ----------------
Salomon Smith Barney is the Marketing Manager for Hughes Electronics Corporation in the exchange offer.
                               ----------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.
                               ----------------
GM has retained the services of Morrow & Co., Inc. as information agent to assist you in connection with the exchange offer. You may call Morrow to request additional documents and to ask any questions at (877) 816-5329 (toll free) in the United States or at (212) 754-8000 (collect) elsewhere.
                               ----------------
                 The Dealer Manager for the exchange offer is:

                          MORGAN STANLEY DEAN WITTER

               Offering Circular-Prospectus dated April 24, 2000

                      DESCRIPTION OF CLASS H COMMON STOCK

Introduction to the Class H Common Stock

   We describe generally below the material terms of the Class H common stock. In addition to this description, we urge you to refer to Article Fourth of GM's Restated Certificate of Incorporation, as amended, which we sometimes refer to in this document as our "certificate of incorporation," which sets forth in full the terms of the Class H common stock. For information regarding how you can find a copy of the full terms of the Class H common stock, see "Where You Can Find More Information." For more information about our Class H common stock and how it differs from our $1 2/3 par value common stock, see "Comparison of Rights of $1 2/3 Par Value Stockholders and Class H Stockholders."

   Class H common stock is a "tracking stock" designed to provide holders with financial returns based on the financial performance of Hughes. To further this objective:

  . GM's certificate of incorporation allocates earnings of GM attributable to Hughes between amounts available for the payment of dividends on Class H common stock and amounts available for the payment of dividends on the $1 2/3 par value common stock, which also permits a corresponding calculation of the earnings per share of GM attributable to the Class H common stock and the $1 2/3 par value common stock; and

  . the GM board adopts dividend policies and practices concerning the Class
    H common stock consistent with this design objective as more fully described below and at "Overview of GM Capital Stock."

GM is the issuer of the Class H common stock. The GM board is free at any time to change its dividend policies and practices concerning the Class H common stock or the $1 2/3 par value common stock. See "Risk Factors--Risk Factors Relating to GM's Dual-Class Common Stock Capital Structure--GM Board Policies and Practices Relating to Class H Common Stock Can Be Adopted, Changed or Rescinded Without Stockholder Approval."

GM Certificate of Incorporation Provisions Regarding Dividends

 Calculation of Amount Available for Dividends on Class H Common Stock

   The financial performance of Hughes determines the earnings per share of Class H common stock and the portion of GM's earnings out of which dividends on the Class H common stock may be paid. In order to determine what amount is available to pay dividends on the Class H common stock, the following steps are taken:

  . the net income of Hughes is determined for each quarterly accounting period;

  . the net income of Hughes determined for each quarter is divided into amounts allocated to the Class H common stock and the $1 2/3 par value common stock; and

  . the amount allocated to the Class H common stock, which we sometimes refer to in this document as the "available separate consolidated net income of Hughes," is accumulated from quarter to quarter, together with any surplus attributable to shares of Class H common stock issued from time to time, and is reduced by the amount of any dividends actually paid on the Class H common stock.

 GM Board's Discretion Regarding Payment of Dividends on Class H Common Stock

   After the amount available to pay dividends on the Class H common stock is determined as provided above, the GM board may decide to pay or not pay dividends on the Class H common stock in its sole discretion. This discretion is subject to the following restrictions:

  . The holders of GM preferred stock, if any, and GM preference stock, including the Series D, Series G and Series H preference shares, may have a higher priority claim on amounts that would otherwise be available to pay dividends on the Class H common stock, to the extent that dividends have been accumulated but not paid on GM's preferred or preference stock.

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  . Under Delaware law, GM can only pay dividends to the extent that it has surplus--the extent to which the fair market value of GM's net assets exceeds the amount of GM's capital--or the extent of GM's net profits for the then current and/or the preceding fiscal year.

Due to these restrictions, it is possible that, even though the net income of Hughes is sufficient to permit the payment of a dividend on the Class H common stock, payment of a dividend on the Class H common stock would not be permitted because of the requirements for the payment of dividends on GM preferred or preference stock or the Delaware law surplus restriction described above.

   Any dividends declared or paid on each class of GM common stock from time to time will reduce the amount available for future payments of dividends on that class. The amount available for dividends on each class will also depend on any adjustments to GM's capital or surplus due to repurchases or issuances of shares of that class. In addition, as provided by Delaware law, the GM board may adjust for any reason it deems appropriate the amount of surplus, and therefore the amount available for dividends on each class. Delaware law also permits the board of directors to adjust in the exercise of its business judgment the total amount legally available for the payment of dividends to reflect a re-valuation of the corporation's assets and liabilities.

   Within the constraints mentioned above, the GM board can determine, in its sole discretion, the timing of declarations and payments, and the amounts, of dividends on each class of GM common stock. The GM board may, in its sole discretion, declare dividends payable exclusively to the holders of $1 2/3 par value common stock, exclusively to the holders of Class H common stock, or to the holders of both classes in equal or unequal amounts. The GM board may make its decision notwithstanding the respective amounts of surplus available for dividends to each class, the voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor. However, the maximum amount declared as dividends on either class of GM common stock cannot exceed the amount available for dividends on each class of common stock under the GM certificate of incorporation. See "--Dividend Policy."

   As of December 31, 1999, based on the stockholders' equity of GM reflected in its consolidated balance sheet and subject to the GM board's authority to make adjustments, the cumulative amount available for payment of dividends on GM common stock was about $19.1 billion. Of this total amount, about $13.7 billion was available for dividends on the $1 2/3 par value common stock and about $5.4 billion was available for dividends on the Class H common stock. The effect of a fully-subscribed exchange offer on the foregoing allocation is described at "Capitalization of GM."

   You should note that, since the completion of the Hughes restructuring transactions in late 1997, although payment of dividends on the Class H common stock has been permitted, the GM board has not paid cash dividends on Class H common stock. Further, the GM board does not intend to pay dividends on Class H common stock in the foreseeable future.

 Class H Dividend Base Adjustments

   Under the GM certificate of incorporation, the GM board may adjust the denominator of the Class H fraction that determines the net income of Hughes attributable to the Class H common stock--that is, the Class H dividend base, from time to time as the GM board deems appropriate to reflect the following:

  . subdivisions and combinations of the Class H common stock and stock dividends payable in shares of Class H common stock to holders of Class H common stock;

  . the fair market value of contributions of cash or property by GM to Hughes, or of cash or property of GM to or for the benefit of employees of Hughes for employee benefit plans or arrangements of GM, Hughes or other GM subsidiaries;

  . the contribution of shares of capital stock of GM to or for the benefit of employees of Hughes or its subsidiaries for benefit plans or arrangements of GM, Hughes or other GM subsidiaries;

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  . payments made by Hughes to GM of amounts applied to the repurchase by GM of shares of Class H common stock, so long as the GM board has approved the repurchase and GM applied the payment to the repurchase; and

  . the repurchase by Hughes of shares of Class H common stock that are no longer outstanding, so long as the GM board approved the repurchase.

Detailed Calculation of Amount Available for Dividends on Class H Common Stock

 General

   In order to help you to understand GM's Class H common stock, we provide below a more detailed description of the method used to determine the amount of Hughes' earnings available for the payment of dividends on the Class H common stock--that is, the available separate consolidated net income of Hughes. The "available separate consolidated net income of Hughes" is the net income of Hughes, its subsidiaries and successors after December 17, 1997 on a consolidated basis, determined in accordance with generally accepted accounting principles, without giving effect to any adjustment which would result from accounting for the 1985 acquisition by GM of Hughes Aircraft Company, a predecessor of Hughes, using the purchase method of accounting and reduced by the amount of dividends accrued on the Series A preferred stock of Hughes (as an equivalent measure of the effect that GM's payment of dividends on the Series H preference shares would have if paid by Hughes), calculated for each quarterly accounting period and multiplied by a fraction, which we sometimes refer to in this document as the "Class H fraction."

   The Class H fraction reflects the derivative or "tracking stock" interests of each of GM's classes of common stock in the earnings of Hughes for dividend purposes. We determine the Class H fraction in the following manner:

  . The numerator of the Class H fraction is the weighted average number of shares of Class H common stock outstanding during any applicable accounting period.

  . The denominator of the Class H fraction is the weighted average number of shares of Class H common stock during any applicable accounting period which, if issued and outstanding, would represent 100% of the tracking stock interest in the earnings of Hughes. Thus, this "notional" number represents the full tracking stock interest in Hughes. The denominator is also referred to in the GM certificate of incorporation as the "Class H dividend base."

    . The Class H dividend base was initially established by the GM board in connection with the 1985 acquisition of Hughes Aircraft Company and the initial issuance of Class H common stock. The Class H dividend base was determined by negotiation between GM and the seller of Hughes Aircraft Company based on the value of Hughes immediately after the acquisition and the amount of Class H common stock the seller was to receive in the transaction.

    . The Class H dividend base has since been adjusted by the GM board in accordance with the GM certificate of incorporation to reflect various events, including a stock split in 1988, contributions by GM of Class H common stock to Hughes from time to time for use in connection with employee benefit plans and Hughes' acquisitions of PRIMESTAR/Tempo Satellite and U.S. Satellite Broadcasting Company as described elsewhere in this document.

    . The Class H dividend base is subject to future adjustment, as described below, including upon the conversion of the Series H preference stock into shares of Class H common stock. See "Overview of GM Capital Stock--Preference Stock--Conversion." The Class H dividend base will not be adjusted in connection with either the exchange offer or the contributions to the employee benefit plans. See "--Illustrative Calculation of the Class H Fraction Following the Exchange Offer and the Contributions to the Employee Benefit Plans."

  . All determinations of the available separate consolidated net income of Hughes are in the discretion of the GM board and are final and binding on all GM stockholders.

The currently outstanding shares of Class H common stock do not represent a 100% tracking stock interest in the earnings of Hughes because GM has not yet issued the full number of shares of Class H common stock which can be issued under GM's certificate of incorporation, as determined by the Class H dividend base.

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   For illustrative purposes, we have calculated the Class H fraction based on the number of shares of Class H common stock outstanding as of March 31, 2000. For this purpose, we have assumed the exercise of all options for Class H common stock that were outstanding on such date and the conversion, based on the closing trading price of Class H common stock on such date, of GM's Series H preference stock into Class H common stock on its mandatory conversion date in 2002. Based on the fraction as so calculated, about 38% of Hughes' earnings would have been allocable to the Class H common stock for purposes of determining earnings per share and amounts available for the payment of dividends. The remaining portion of Hughes' earnings, about 62%, would have been allocable to the $1 2/3 par value common stock.

   To the extent that GM issues more Class H common stock, including pursuant to the exchange offer and the contributions, the percentage of the earnings of Hughes allocated to the Class H common stock would increase and the remaining tracking stock interest in the earnings of Hughes that would be allocated to the $1 2/3 par value common stock would proportionately decrease. This percentage will also be affected by any related adjustments to the Class H dividend base. At such time, if any, as GM has issued a number of shares of Class H common stock which causes the fraction to be equal to one, the holders of Class H common stock would have a 100% tracking stock interest in the earnings of Hughes and the holders of $1 2/3 par value common stock would have no tracking stock interest in Hughes' earnings.

   You may calculate the approximate earnings per share attributable to Class H common stock by dividing the quarterly earnings allocated to Class H common stock--that is, the available separate consolidated net income of Hughes, by the weighted average number of these shares outstanding during the quarter. The weighted average number of shares of Class H common stock outstanding is also the numerator of the fraction used to determine the available separate consolidated net income of Hughes. You may also calculate about the same amount by dividing the quarterly earnings--that is, net income, of Hughes used in computing the available separate consolidated net income of Hughes, by the Class H dividend base.

 Illustrative Calculation of Class H Fraction Following the Exchange Offer and the Contributions to the Employee Benefit Plans

   For illustrative purposes, based on the number of shares of Class H common stock outstanding as of March 31, 2000, the portion of Hughes' earnings allocable to the Class H common stock would have been about 38%, calculated as follows:

              Number of shares of
              Class H common stock outstanding 180,851,251   =  38%
              Class H dividend base 474,651,110

   For this purpose, we have assumed the exercise of all options for Class H common stock that were outstanding on such date and the conversion, based on the closing trading price of Class H common stock on such date, of GM's Series H preference stock into Class H common stock on its mandatory conversion date in 2002.

   This exchange offer and the anticipated contributions to the employee benefit plans each will affect the Class H fraction, as described below:

  . The exchange offer will affect the Class H fraction as follows: the numerator will be increased by about 92,012,781 the number of shares issued in the exchange offer, assuming that the exchange offer is fully subscribed.

  . The contributions to the employee benefit plans will affect the fraction as follows: the numerator will be increased by 71,565,495, the number of shares to be contributed to the employee benefit plans as determined based on the closing trading price of Class H common stock on April 19, 2000, assuming that GM completes the contributions as anticipated.

However, in both cases, the Class H dividend base will remain the same number.

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   Exchange Offer. Assuming that the exchange offer is fully subscribed, the
Class H fraction calculated as of March 31, 2000 as described above would change as illustrated below:

       Number of shares of
       Class H common stock outstanding   180,851,251 + 92,012,781  =57%
       --------------------------------    ---------------------
        Class H dividend base                   474,651,110

   Thus, based on these assumptions and other assumptions described in this document, after this exchange offer, about 57% of Hughes' earnings would be allocated to the Class H common stock for earnings per share and dividend purposes. The balance, about 43%, would be allocated to the $1 2/3 par value common stock.

   Exchange Offer and the Contributions to the Employee Benefit Plans. Assuming that the exchange offer is fully subscribed and that GM completes the contributions to the employee benefit plans as anticipated, based on an estimate of the number of shares that would be contributed as determined by the closing trading price of Class H common stock on April 19, 2000, the Class H fraction calculated as of March 31, 2000 as described above would change as illustrated below:

  Number of shares of
  Class H common stock outstanding   180,851,251 + 92,012,781 + 71,565,495   = 73%
  --------------------------------   ----------------------------------------------
      Class H dividend base                        474,651,110

   Thus, based on these and other assumptions described in this document, after this exchange offer and the anticipated contributions to the employee benefit plans by GM, about 73% of Hughes' earnings would be allocated to the Class H common stock for earnings per share and dividend purposes. The balance, about 27%, would be allocated to the $1 2/3 par value common stock.

   These percentages are provided for illustrative purposes only. The actual percentages will not be known until the actual number of shares of Class H common stock issued in the exchange offer and the contributions have been determined. You should note that to the extent that the exchange offer is not fully subscribed or the contributions are not made as anticipated, the Class H fraction and other calculations described in this section will change.

Dividend Policy

   GM's board of directors has adopted a policy statement which, among other things, provides that the GM board's quarterly dividend policy regarding the Class H common stock is to declare and pay quarterly dividends on the Class H common stock in an amount that will equal the product of the aggregate amount of each quarterly dividend GM receives as a stockholder of Hughes, if any, multiplied by the fraction used to determine the available separate consolidated net income of Hughes at the time the dividend is declared by Hughes. The policy statement expressly provides that GM will pay the quarterly dividend on the Class H common stock as soon as practicable after receipt of the corresponding dividend payment from Hughes. For the text of the GM board policy statement, see "Overview of GM Capital Stock--GM Board Policy Statement."

   Delaware law and the GM certificate of incorporation do not require the GM board to declare dividends on any class of GM common stock. The declaration of any dividend on either class is a matter to be acted upon by the GM board upon the recommendation of GM management. If and to the extent the GM board chooses to declare dividends on either or both of the classes of GM common stock, neither Delaware law nor the GM certificate of incorporation requires any proportionate or other fixed relationship between the amount of the dividends declared on the different classes of common stock. The GM board reserves the right to reconsider from time to time its policies and practices regarding dividends on GM common stock and to increase or decrease the dividends paid on GM common stock. The GM board may reconsider such matters on the basis of GM's consolidated financial position, which includes liquidity and other factors, and, with regard to Class H common stock, the earnings and consolidated financial position of Hughes. You may find information regarding GM and

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its consolidated financial performance, including management's discussion and analysis of financial condition and results of operations, in the documents incorporated into this document by reference.

   Since the completion of the Hughes restructuring transactions in late 1997, GM has not paid dividends on the Class H common stock. Further, the GM board does not currently expect to pay dividends on the Class H common stock in the foreseeable future. Similarly, since that time, Hughes has not paid dividends to GM and does not intend to do so in the foreseeable future. We currently expect that the future earnings of Hughes will be retained for the development of the business of Hughes.

Voting Rights

   GM's certificate of incorporation entitles holders of Class H common stock and $1 2/3 par value common stock to a fixed number of votes per share on all matters submitted to GM's common stockholders for a vote. Except as described below, holders of Class H common stock vote together as a single class with the holders of $1 2/3 par value common stock based on their respective voting rights described in the GM certificate of incorporation. The GM certificate of incorporation entitles each share of Class H common stock to 0.60 vote per share and each share of $1 2/3 par value common stock to one vote per share. The number of votes for each share of Class H common stock and $1 2/3 par value common stock is subject to adjustment as described below at "-- Subdivision or Combination."

   Class H common stock votes separately as a class only on any amendment to the GM certificate of incorporation which adversely affects the rights, powers or privileges of the Class H common stock or increases in the number of authorized shares of Class H common stock. Neither holders of Class H common stock nor holders of $1 2/3 par value common stock vote, either as a separate class or together, on any adjustment of the Class H dividend base or any other determination made in the calculation of the available separate consolidated net income of Hughes.

Liquidation Rights

   In the event of the liquidation, dissolution or winding up of the business of GM, whether voluntary or involuntary, GM's certificate of incorporation provides that, after the holders of GM preferred stock and GM preference stock receive their full preferential amounts, holders of Class H common stock and holders of $1 2/3 par value common stock will receive the assets remaining for distribution to GM's stockholders on a per share basis in proportion to their respective per share liquidation units. Subject to adjustment as described below at "--Subdivision or Combination," each share of Class H common stock has liquidation units equal to its number of votes, that is, 0.60 liquidation unit, as described above at "--Voting Rights." Similarly, each share of $1 2/3 par value common stock has one liquidation unit. Holders of the Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of GM, which include 100% of the stock of Hughes.

Subdivision or Combination

   If General Motors subdivides or combines the outstanding shares of the $1 2/3 par value common stock or the Class H common stock, GM will appropriately adjust the voting and liquidation rights of shares of Class H common stock relative to $1 2/3 par value common stock. In the event that GM issues shares of Class H common stock as a dividend on shares of $1 2/3 par value common stock, GM will adjust the liquidation rights of the applicable class of common stock so that the relative aggregate liquidation rights of each stockholder would not change as a result of the dividend.

Recapitalization and Certain Other Transactions

   Under GM's certificate of incorporation, the GM board may recapitalize all outstanding shares of Class H common stock as shares of $1 2/3 par value common stock at any time after December 31, 2002 in the sole discretion of the GM board or automatically, if at any time GM, in one transaction or a series of related

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

transactions, disposes of substantially all of the business of Hughes to a person, entity or group of which GM is not a majority owner. For purposes of the recapitalization provisions of GM's certificate of incorporation, substantially all of the business of Hughes means at least 80% of the business of Hughes, based on the fair market value of the assets, both tangible and intangible, of Hughes as of the time of the proposed transaction. No automatic recapitalization will occur on a disposition in connection with the dissolution, liquidation and winding up of GM and the distribution of the net assets of GM to GM's common stockholders.

   In the event of any recapitalization, each holder of Class H common stock would be entitled to receive shares of $1 2/3 par value common stock having a market value as of the date provided in GM's certificate of incorporation equal to 120% of the market value of the holder's Class H common stock. Notwithstanding this provision of GM's certificate of incorporation or the policy statement adopted by GM's board, the GM board may propose to GM's common stockholders for their approval one or more transactions on terms different than those provided by this provision or by the GM board policy statement. See "Risk Factors--Risk Factors Relating to GM's Dual-Class Common Stock Capital Structure--GM Board Policies and Practices Relating to Class H Common Stock Can Be Adopted, Changed or Rescinded Without Stockholder Approval" and "Overview of GM Capital Stock--GM Board Policy Statement."

   GM would not issue any fractional shares of $1 2/3 par value common stock in the recapitalization. Instead of fractional shares, a holder of Class H common stock would receive cash equal to the product of the fraction of a share of $1 2/3 par value common stock which the holder would otherwise receive multiplied by the average market price per share of the $1 2/3 par value common stock on the valuation date, determined as provided in GM's certificate of incorporation.

   The GM board policy statement provides, among other things, that, subject to various exceptions, in the event that Hughes transfers any material assets to GM, the GM board shall declare and pay a dividend or make a distribution to holders of Class H common stock. In this event, these holders would receive a portion of the assets or cash or other assets having an equivalent fair value that is not less at the time of the transfer than the fraction used to determine the available separate consolidated net income of Hughes. The policy statement also provides that, subject to various exceptions, in the event that Hughes transfers any material assets to GM's stockholders, the portion of the assets transferred to the holders of Class H common stock will not be less at the time of the transfer than the fraction used to determine the available separate consolidated net income of Hughes.

   The exceptions to the provisions above include an exception for any transfer for which Hughes receives fair compensation. However, the policy statement provides that GM will not acquire in one transaction or a series of transactions a significant portion--that is, more than 33%, of the business of Hughes for compensation without receiving the consent of the holders of a majority of the outstanding shares of Class H common stock, voting as a separate class, and $1 2/3 par value common stock, voting as a separate class. See "Overview of GM Capital Stock--GM Board Policy Statement."

Stock Exchange Listing

   Class H common stock is listed on the NYSE under the symbol "GMH." Application has been made to list on the NYSE the shares of Class H common stock offered pursuant to the exchange offer and such application has been granted, subject to official notice of issuance.

Transfer Agent and Registrar

   Fleet National Bank currently serves as the stock transfer agent and registrar for the Class H common stock.

Direct Registration System

   Class H common stock is registered in book-entry form through the direct registration system. Under this system, unless a Class H stockholder requests a physical stock certificate, ownership of Class H common stock is reflected in account statements periodically distributed to Class H stockholders by Fleet, GM's transfer agent, who holds the book-entry shares on behalf of Class H stockholders. However, any stockholder who wishes to receive a physical stock certificate evidencing his or her shares may at any time obtain a stock certificate at no charge by contacting GM's transfer agent.

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